EXHIBIT 23.01


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-2 of our report dated September 24, 2004 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), which appears on page F-2 of the Annual Report on Form 10-KSB for the year ended June 30, 2004. We also consent to the reference to our Firm under the caption "Experts" in the prospectus.




/s/ GELFOND HOCHSTADT PANGBURN, P.C.


Denver, Colorado
December 16, 2004